EXHIBIT 10.11


                                                                  [Confidential]

                                    CONTRACT



                                     Between



                   The First Institute of Geology Exploration

                            Of Heilongjiang Province

                                       And

                       Savoy Resources Limited Corporation

                                    CONTENTS
                                    --------



ARTICLE                                                                    PAGE

1. DEFINITIONS -------------------------------------------------------------  4
2. COOPERATION STRUCTURE ---------------------------------------------------  7
3. REPRESNTATIONS AND WARRANTIES -------------------------------------------  7
4. ENVIRONMENTAL MATTERS ---------------------------------------------------  9
5. EXPLORATION ACTIVITIES -------------------------------------------------- 10
6. LABOR SERVICES ---------------------------------------------------------- 10
7. TERMINATION ------------------------------------------------------------- 11
8. DEFAULT AND RESPONSIBILITIES -------------------------------------------- 11
9. ASSIGNMENT AND TRANSFER ------------------------------------------------- 12
10. EXCLUSIVE RIGHTS AND CONFIDENTIALITY ----------------------------------- 12
11. FORCE MAJEURE----------------------------------------------------------- 13
12. GOVERNING LAW----------------------------------------------------------- 13
13. DISPUTE AND ARBITRATION ------------------------------------------------ 14
14. INFORMATION ------------------------------------------------------------ 14
15. NOTICES ---------------------------------------------------------------- 14
16. ENTIRE AGREEMENT ------------------------------------------------------- 15
17. EQUALITY OF LANGUAGES -------------------------------------------------- 15
18. MISCELLANEOUS ---------------------------------------------------------- 15


APPENDIX A: CHINA-FOREIGN JOINT VENTURE TERMS ------------------------------18 APPENDIX B: EXPLORATION AND OPTION AGREEMENT TERMS ------------------------ 24 APPENDIX C: EXPLORATION LICENSE DETAILS ----------------------------------- 27
APPENDIX D:  AREAS OF MUTUAL INTEREST PROVISIONS --------------------------- 28

This Agreement (the" Contract") is entered into the _______day of March, 2004 between

The First Institute of Geological Exploration of Heilongjiang Province ("Party A"), a Chinese legal entity established and existing under the laws and regulations of the People's Republic of China ("China"), registered in Heilongjiang, China, with its legal address: Mudanjiang City, and Gezhenglin, Chinese, as its legal representative for the purpose of entering into this Contract, and Mr.Gezhenglin's telephone numbers are 0453-6527146, 13804819318.

And

Savoy Resources Corporation ("Party B"), a legal entity established and existing under the laws and regulations of the State of Colorado, United States of America, with its legal address being 435 Martin Street #3120, Blaine, Washington U.S.A, 98230, and Floyd Wandler, Canadian, as its legal representative for the purpose of entering into this Contract, and Mr. Wandler's telephone numbers are FAX:(604)388-0760, (604)644-1239


(Hereinafter referred to as Party A and Party B respectively and collectively as the "Parties).

Whereas:

     A. Party A owns rights to carry out exploration for silver and gold minerals in an area called the Shishan Forest Farm in Heilongjiang Province, China;

     B. Party B is a mining company that desires to explore, develop and mine minerals located firstly, in those areas of Heilongjiang Province, China that Party A owns the above noted exploration rights and secondly, in those areas of China of mutual interest to both Party A and Party B,and Party B want to provide its advanced technology on exploration and mining for this cooperation.

     C. Party A and Party B wish to develop a long term cooperative agreement to develop mineral properties in Heilongjiang Province, China:

Therefore, in consideration of the respective covenants, terms and conditions set out in this Contract, the Parties agree as follows:

Article 1: Definitions
----------------------

As used in this Contract, the following terms, when capitalized shall have the meanings herein set forth:


"Areas of Mutual Interest" shall mean all lands in Heilongjiang Province, China located outside firstly, the Exploration Rights areas not within the cooperate Property rendered hereafter (as hereinafter defined) and which may be have not registered licenses and secondly, any other exploration or mining areas that are owned by Party A in which once the JVE has interesting to take exploration shall have the exclusively right to choice to cooperation, and the detail content of cooperation shall be negotiated with Party A in the properly time;

"China" means the People's Republic of China;

"Commercial Production" shall mean when a project developed on the Property has satisfactorily advanced to the stage that it has completed a commercial completion test as determined by Party B and an engineer appointed by Party B;

"Contract Approval Date" shall mean the date when the Government (as herein after defined) has approved this Contract

"Contract Effective Date" shall mean the date this contract takes effect;

"Contract Term" shall mean the time period commencing on the Contract Effective Date and ending on the date this Contract is terminated in accordance with the terms of this Contract.

"Data" shall mean all geology data, geochemistry data, geophysics data, business data, operational data technical data and general data related to the Exploration Rights and activities of Party A concerning such Exploration Rights, in various formats including, but not limited to paper copies, e-mail copies, and electronic versions;

"Exploration Activities" shall mean all activities carried out within the Exploitation Areas to ascertain the existence, location, quantity, quality or its market value of Minerals (as hereinafter defined)


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"Exploration Areas" shall mean all lands specified in Exploration Licenses (as hereinafter defined).

"Exploration Licenses" shall mean those licenses issued by the Ministry of Land and Resources or its successor government authority for Exploration Rights (as hereinafter defined) for Minerals (as hereinafter defined), and shall include those initial exploration licenses granted to Party and all licenses that may be granted in the future relating to the Property (as hereinafter defined) and the Areas of Mutual Interest;

"Exploration and Option Agreement" shall mean the agreement to be granted by Party A to the Joint Venture Enterprise (as hereinafter defined) where in Party A gives the Joint Venture Enterprise an irrevocable right for a term of 3 years to firstly, exclusively carry out exploration of the Exploration Licenses on the Property and the Areas of Mutual Interest and secondly, acquire such of the Exploration Licenses described in this section that Party B determines, in its sole discretion, is economically viable as a mining project in accordance with the terms set out Appendix B to this Contract.

"Exploration Rights" shall mean the exploration rights defined in the Administrative Rules for Registration of Mineral Exploration Zones (Order of the State Council of China, No: 240, promulgated on 12 February, 1998) and other related laws and rules of China.

"Exploration Rights Fees" shall mean the fees payable to the applicable Government (as hereinafter defined) as defined in Article 13 of the Administrative Rules for Registration of Mineral Exploration Zones (Order of the State Council of China, No: 240, promulgated on 12 February, 1998) and other related laws and rules of China;

"Feasibility Study" shall mean a report to be prepared following selection by PARTY B of one or more alternative development and mining plans as outlined in the Pre-feasibility study and approved by PARTY B's directors. The Feasibility Study shall be in a form and of a scope that is generally acceptable to reputable financial institutions that provide financing to the mining industry.

"Government" shall mean the applicable part of the government structure of China comprised of the central government and local government at and above the county level and other committees, ministries, bureaus and institutions with administrative rights over the matters set out in this Contract;

"Illegal Mining" shall mean all exploration and mining activities not in conformity with China's Laws and regulations carried out in the Exploration Areas subsequent to the Contract Approval Date;


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"Interest" shall mean the rights and obligations indicated by the percentage of either Party in the joint venture to be established in accordance with the provisions of Article 9 of this Contract;

"Joint Venture Enterprise Approval Date" shall mean the date that the Government issues the business license for the Joint Venture Enterprise;

"Joint Venture Enterprise" shall mean the foreign investment enterprise as defined in Law of the People's Republic of China on Chinese-Foreign Cooperative Joint Ventures adopted at the 1st Session of the 7th National People's Congress on April 13, 1988, and amended by the 18th Session of the Standing Committee of the 9th National People's Congress on October 31, 2000.

"Minerals" shall mean all ores, metals, minerals, or mineral substances, waste materials, waste rocks, which are permitted to be mined pursuant to the laws and regulations of China's laws and regulation from the Exploitation Area's;

"Mining Operations" shall mean all activities related to mining, separation, smelting and marketing of mineral deposits including but not restricted to engineering, development, mining, disposition, processing, transportation, loading and unloading, smelting and marketing of Minerals acquired from the Exploitation Areas;

"Other Products" shall mean all other gold products except gold bullion bars and other commercial mineral products sold by the joint venture;

"Property" shall mean those lands subject to the Exploration Licenses as more particularly described in Appendix C to this Contract.

Pre- feasibility study" shall mean one or more studies commissioned by PARTY B and prepared to analyze whether economically viable mining operations may be possible on the Properties. Such study (ies) must first be examined and approved by PARTY B's Board of Directors has insure that Party B has satisfied the Party B's technical and economic requirements before it will qualify as a Pre-feasibility Study. Such study shall incorporate reasonable estimates of: (a) a mineral reserve according to international standards and (b) capital costs for the development and start-up of the mine, mill and other processing and ancillary facilities required by the development and mining alternatives evaluated (based on flow-sheets, piping and instrumentation diagrams and other major engineering diagrams)

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"Registration" shall mean filing and recording a copy of this Contract with the authorized government department as required for approval and supervision.

Article 2: Cooperation Structure
--------------------------------

Party A and Party B agree as follows:

     1. To form a Joint Venture Enterprise in accordance with the provisions and terms set out in Appendix A of this agreement for the purpose exploring, evaluating and mining Minerals located on the Property and on the Areas of Mutual Interest;

     2. During the period of time commencing on the Contract Approval Date and ending on the Joint Venture Enterprise Approval Date (the " Pre-JV Term"), Party A and Party B agree to take all necessary and reasonable action and procedures to facilitate the establishment of the Joint Venture Enterprise including but not restricted to Party A transferring to the Joint Venture Enterprise the following Exploration License as a capital contribution to the Joint Venture Enterprise:

          License #_____:

     3. The Exploration and Option Agreement (Appendix B) shall be effective in the same day as business licenses issuance of the JVE.

     4. The terms applicable to the Areas of Mutual Interest attached hereto as Appendix D are to be incorporated into the Joint Venture Enterprise contract and the Exploration and Option Agreement.


Article 3. Representations and Warranties
-----------------------------------------

Party A represents and warrants to Party B as follows:

     1. That the Exploration Rights set out in the Exploration Licenses issued by the Government are defined as follows:

          Copies of the Exploration Licenses are attached as Appendix C to this Contract.

     2. That transfer consideration for the Exploration Licenses and the Exploration Rights described in Article 2 (2) and those that are the subject of the Exploration and Option Agreement shall include not only the Exploration License and the Exploration Rights but also all relevant geological data. The geological data shall include all Data in the possession of Party A or Data that Party A can obtain including but not restricted to: filed geological charts of the area's in which the Exploration Activities took place in various scales; geological samples in various scales; trenching data, shallow well and drilling data; other data related to geology, geophysics, aerial data, geochemistry and remote sensing geological data.


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
     3. That Party A owns and has the exclusive proprietary rights to the Exploration Licenses and the Exploration Rights described in Appendix C to this Contract; that title to the Exploration Licenses and the Exploration Rights are free and clear of all liens, encumbrances and claims of any kind; that there is no litigation or there are no matters that could cause litigation related to the Exploration Licenses and the Exploration Rights;

     4. That during the term of the Joint Venture Enterprise and the Exploration and Option Agreement, Party A will not mortgage, sell, lease or otherwise encumber title to the Exploration Licenses and the Exploration Rights when such licenses and rights are registered in the name of Party A.

     5. That Party A has the legal right and capacity to conclude this Contract and to carry out the terms of this Contract subject only to the Government approvals noted in this Contract.

     6. That until Party A transfers the Exploration Licenses and Exploration Rights pursuant to the terms of this Contract Party A shall retain ownership of such Licenses and rights, assure the legality and validity of such licenses and rights, undertake the rights and obligations required by the Government to maintain the such licenses and rights and assume the payment of all fees to maintain such licenses and rights.

     7. With 15 days of the Parties signing this Contract, Party A shall provide all of the Data described in Article 3 (2) of this Contract and letters in its possession pertinent to the Property, the Areas of Mutual Interest and the Exploration Licenses to Party B.

     8. Party A shall apply to all applicable Governments to ensure that the Exploration Areas are free from any infringement by Illegal Mining.

     9. Provide to Party B, at the cost of Party A, all necessary information reasonably required by Party B to carry out its exploration activities including but not limited to geological prospecting, alterations of laws and regulations, local investment environmental and climate.


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     10.  Upon the request of Party B and at the cost of Party B, provide supply support for construction sites, which shall include board and lodging, labor force, source of water, power and other required services, necessary for Party B to carry out exploration operations.

     11. The relevant technologists or other workers shall be employed based on the request of the JVE, and the JVE shall pay such technical personnel's remuneration according to the standards negotiated by the board of directors of the JVE.

     12. Upon the request of Party B and at the cost of Party B, Party A shall handle in its name, the formalities for use of the Property and Areas of Mutual Interest.

Party B represents and warrants to Party A as follows:

     1. Party B shall provide all agreed and necessary investment contributions and technology, carry out the exploration activities and cooperate with Party A to establish the Joint Venture Enterprise as set out in this Contract.

     2.   Comply with the provisions of this Contract.

Article 4. Environmental Matters
--------------------------------

     1. Both Parties agree to conduct an environmental audit (study) before the Joint Venture Enterprise is established and to compile an inventory of environmental conditions. The Parties agree this audit shall be the basis for assigning liability according to The Environmental Protection Law of China, which states whoever causes environmental damage, is liable for that damage. Neither Party shall be responsible for any costs relating to environmental damage done to the Property before this Contract is signed.

     2. Party B shall not be liable for environmental damage to the Property after this Contract is signed that is not caused by Party B' s own Exploration Activities.

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     3.   Party B acknowledges its and the JV's responsibility to operate in accordance with high environmental protection standards, and it will be responsible for environmental damages caused by Joint Venture Enterprise as provided in this Contract.

Article 5. Exploration Activities
---------------------------------

     1. After this Contract is signed but before the establishment of Joint Venture Enterprise and the Exploration Option Agreement, Party B shall have the exclusive right, to conduct such exploration activities that Party B considers necessary and reasonable under the laws and regulations of China. Party B' s rights shall include, but not be limited to: the right to sample, explore, excavate, trench, drill, test, perform environmental studies, take bulk samples, evaluate processing methods (including such as test heap leaching, vat leaching, etc.); Verify existing data, conduct aerial and ground geophysical surveys and other surveys for mines according to China' s laws and regulations. Party B has the right to determine the timing, nature, and extent of exploration in its sole discretion, but Party B shall inform Party A of such exploration activities. During this period of time, Party A shall not either alone or in corporation with a third party apply for a mining license on any part of the Property or Areas of Mutual Interest that is the subject of this Contract

     2. Upon establishment of the Joint Venture Enterprise and the enforceability of Exploration and Option Agreement the rights set out in Article 7 (1) to the benefit of Party B shall be transferred to the Joint Venture Enterprise.



Article 6. Labor Services
-------------------------

     6.1 Party A shall have the right of first refusal to provide exploration services to Party B and the Joint Venture Enterprise except in those situations that Party A lacks the expertise needed to provide the required services as shall be determined by Party B in its reasonable discretion.

          Party A shall charge its services at a rate that is equal to the market standard or shall be otherwise agreed to by Party A and Party B.

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     6.2  Both Parties shall have the right to provide supervisory personnel and research specialists and to pay international rates to these employees, and the standard of bill consulting fees and overhead costs where appropriate shall be decided by the board of directors of the JVE.

Article 7. Termination
----------------------

     1. Party B has the right to terminate this contract if Party A defaults in the carrying out the terms of this Contract and such default renders failure of establishment of the Joint Venture Enterprise In such event, if Party B decides to terminate the Contract, it shall inform Party A 14 days prior to the effectiveness of the its decision.

     2. If one party considers that the other party has failed to perform any part of the Contract, it shall give notice to the other party in writing with such notice to set out the default activities that are being alleged and the other party shall have 30 days after receipt of such notice to rectify the alleged failure, breach or default of performance if any exists, to rectify its activities or provide an reasonable explanation and evidence; If the other party does not rectify it activities according the Contract provisions, the non-breaching party shall have the right to submit this dispute to arbitration pursuant to the provisions of article 17 of this Contract.

          This contract shall not be terminated pursuant to this article before the arbitration board shall have determined that the default or breach or failure in fact occurred.


Article 8. Default and Responsibilities
---------------------------------------

Subject to the provisions of Article 7 of this Contract:

     1. The parties shall perform the obligations stipulated in this contract. If one party (the "Aggrieved Party ") thinks the other party (the " Non-Compliant Party") has failed to performed any of the terms, provisions or conditions of this contract, the Aggrieved Party can notify the Non-Compliant Party by a written notice and demand that the Non-Compliant Party rectify its default, breach or failure and that the Non-Compliant Party take reasonable remedial measures.


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     2.   If the Non-Compliant Party refuses to rectify its default or breach or failure according to this Contract in a reasonable time, the Aggrieved Party shall be entitled to claim damages in an amount that is equal to the loss suffered by the Aggrieved Party as the consequence of failure or default of the provisions of this Contract.


Article 9. Assignment and Transfer
----------------------------------

          Either Party may assign in whole or in part its right, title, and interest in the Property and this Contract to any affiliate of the Party or other new parties. It is further agreed that either Party may assign, transfer or sell, in whole or in part, its rights under this Contract to any third party, subject to the consent of the other party, which consent shall not be unreasonably withheld.


Article 10. Exclusive Rights and Confidentiality
------------------------------------------------

     1. The Parties agree that Party A shall not, subsequent to the date of this Contract and during the Term of the Joint Venture Enterprise and the Exploration and Option Agreement be engaged either directly or indirectly with cooperative exploration projects with any third party on the Property and the Areas of Mutual Interest by the means of sign a commercial agreement.

     2. Party B shall have the exclusive right to transfer or assign in whole or in parts its Interest, title, or right to other parties that will take part in the Exploration Activities in the Property and Areas of Mutual Interest.

     3. The documents and the Data of the Joint Venture Enterprise and the Exploration Activities of Party A and Party B shall be keep in secret and is confidential information pursuant to this article. Each party or person shall not disclose to a third party or person such confidential information unless it is necessary to instruct its managers, employers, consultant and advisors to conduct the legitimate affairs related to the provisions of this Contract. The scope of the confidential information shall be as follows:

          a) Exploration know-how, technologies, data and documents and appraisal report as the result of Exploration Activities.


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          b)   Engineering analysis, mining data, related technologies and know-how, this is acquired as the result of Exploration Activities and Mining Operations.

          c) the related documents which the Parties received or provided during communications with the Government agencies.

          d) the financial and fiscal documents and commercial paper, which is related to, the matters noted in this Contract.

     3. Both parties shall be in unanimous agreement before news related to the Exploration Activities is released to the public and no Party shall represent itself as an agent of the other Party unless with the consent of the other Party. Provided that if after a request in writing to release information to the public is provided to one party to the other Party and the other Party does not respond for two clear days, then the information can be released to the public.

     4. The provisions of this confidential Article shall remain in effect for a period of 2 years subsequent to the termination of the Joint Venture Enterprise.


Article 11. Force Majeure
-------------------------

     1. The failure to perform or to comply with any of the covenants or conditions hereof on the part of either Party to this contract shall not be a basis for cancellation or termination of this Contract during such times as such failure is caused, or compliance is prevented by weather or other acts of nature, earthquake, fire, flood, strike, civil or military authority, riots, terrorism, or regulations, orders or circumstances beyond reasonable control of Party B which could not have been avoided by it by the exercise of due diligence. The time allowed or prescribed for performance of any duty or obligation affected by such event or circumstance shall be extended by a period equal to the length of such delay, hindrance, or prevention; and both Parties must agree as to the actual length of the delay period; provided that Notice is given to the other party before the expiry of any affected period.

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     2.   The Party to this contract that is not able to perform the contract because of force majeure shall provide notice to the other Party promptly so as to reduce the probable losses to the other Party and provide evidence within a reasonable time limit.


Article 12. Governing Law
-------------------------

     This contract shall be governed by and construed in accordance with the laws and regulations of China, but not including choice of law provisions thereof.



Article 13. Dispute and Arbitration
-----------------------------------

     In the event that any dispute shall arise between the Parties during the Term of this Contract and the Joint Venture Enterprise, the Parties shall try to solve their dispute through negotiation and mediation. In the event that the two parties failure to reach an agreement through negotiation and mediation, the dispute will be finally settled by submitting the dispute to CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION ("CIETAC") for final decision in accordance with the rules of CIETAC. The arbitration place shall be Beijing, China and the language shall be in Chinese. The arbitration fee shall be borne by the losing party. The award by CIETAC shall be final and binding upon the parties, and the parties hereby agree to comply voluntarily with the award during the process of the arbitration, the execution of the Contract shall be continued except the part under arbitration. Both Parties must abide by the arbitration court's decision.


Article 14. Public Information
------------------------------

     Party A acknowledges that Party B may be a public company and reporting issuer in a foreign country, and therefore may be subject to legislation requiring the publication of results of exploration and development programs, and of operating results when production begins. Party B shall not be prevented from releasing such information. All other information shall be the property of the Parties and will be held confidential by each of them.



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Article 15. Notices
-------------------

     15.1 Any Notice required to be given shall be sent to the addresses listed above by mail, or by courier, or electronically. If sent by mail it will be deemed to have been given 14 days after mailing; if by courier, 7 days after sending; and electronically, 24 hours after being sent.

     15.2 Party A and Party B's notices address, telephone numbers,contact person as follow:

         Party A:

P.O:157011, No.25 of Xiangyang Street of Mudanjiang city,Heilongjiang Province, P.R.China. The communication telephone number:
0453-0453-6537272, 013604632766.
And Facsimile: 0453-6523796
E-mail: huangyongwei@263.net
And its contact person: huangyongwei

Party B:
        435 Martin Street #3120, Blaine WA 98230, Canada,
        Facsimile :( 604)388-0760, (604)644-1239
        E-mail: wandler29@shaw.ca

        Contact person: Floyd Wandler



Article 16. Entire Agreement
----------------------------

     It is the intention of the Parties that this contract be binding on the Parties upon signing, and that this Contract embodies the entire agreement between the parties relating to the subject matter hereof and shall supersede all other agreements, assurances, conditions, covenants, or terms relating hereto, whether written or oral or antecedent or contemporaneous with the execution hereof. There are no covenants implied by or under this Contract, other than those of good faith and fair dealing. This contract may be modified or amended only by an instrument in writing signed by both parties.


Article 17. Equality of Languages
---------------------------------

     This Contract shall be written in the Chinese language and the English language. Both languages are equally authentic and carry equal weight. In the event of discrepancy between the two above-mentioned versions, any conflicts that might arise will be settled by negotiation between both Parties or submitted to arbitration per Article 13 (Dispute and Arbitration).


Article 18. Miscellaneous
-------------------------

     1. The codification and supplementing of this Contract: if it is necessary, on the unanimous agreement, the supplementary could be added which as part of this contract, and has the same effect as this Contract. The supplementary shall be in written and signed by both parties of this contract.
     2. Appendix: there are four appendixes to this Contract; the appendixes form part of this Contract.
     3. This Contract shall be filed with the properly Government agencies according the relevant requirements before or after the establishment of the Joint Venture Enterprise.
     4. This Contract shall be formalized in eight copies of which four shall be in Chinese and four shall be in English language, each Party shall hold four copies, 2 copies in the English Language and 2 copies in the Chinese language.
     5. The date this Contract comes into effect: the Parties agree that this Contract shall be into effect once it is signed by both and approved by the authorized Government agency.






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                         (This page is for assignment)


IN WITNESS WHEREOF, the Parties hereto have signed this contract


  March _____, 2004. Harbin, China.



 By:

____________________________________________________________________________
Party A: The First Geology Exploration Institute of Heilongjiang Province




____________________________________________________________________________
Party B: Savoy Resources Corporation









This draft of the contract is signed by the two parties' representatives .This contract may be subject to some addendum by the relevant government authorities. The amended contract shall be the final and effective version of the contract.






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Appendix A

                        China-Foreign Joint Venture Terms
                        ---------------------------------



1. The Joint Venture Enterprise ("JVE") shall be a Contractual Joint Venture company established as a legal person in China according to the Sino-foreign contractual joint Ventures Law of the People's Republic of China and related laws, and rules.

2. The JVE shall be established as soon as possible after the Contract Approval Date and the completion date set out in Article 2 of this Contract.

3. Party A shall assist and cooperate with the Government departments in order to obtain the approvals for the JVE establishment as soon as possible after the signing of this Contract.

4. To facilitate the establishment of the JVE, Party A and Party B shall each appoint a person to be in charge of coordinating the preparation and the filing of the application to the Government for approval of the joint venture.

5. The name, registered address, and registered capital of the JVE shall be as follows:


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
         The Chinese name of the JV:(Chinese Characters)
         The English name of the JVE:Heilongjiang Savoy Minerals Co., Ltd.

      The registered address of the JVE is: Mudanjiang City, Heilongjiang province, P. R. China

      The amount of registered capital is: RMB42, 000,000.00Yuan.



6. Party A and Party B's contributions to the registered capital shall be as follows:

     6.1. Party A: Exploration License #________ having a value of RMB12, 000,000.00Yuan making up 30% of the registered capital of the JVE Company. Party A shall firstly, shall be responsible to organizing the required evaluation of the above noted Exploration License, secondly, pay for the cost of such evaluation and thirdly, make such contribution to the JVE Company within 90 days the issuance of the JVE company business license. Party A and Party B must both approve the finalized evaluation report but they shall not withhold their approval unreasonably. Party A shall value party A expenditures incurred from the date of the contract assigned to the Joint Venture Enterprise Approval Date and the full amount shall be considered as part of Party A's capital contribution to the JVE Company.

     6.2. Party B: Cash in the amount of USD 3,500,000.00 making up 70% of the registered capital of the JVE Company. Party B shall value party B expenditures incurred from the date of the contract assigned to the Joint Venture Enterprise Approval Date and the full amount shall be considered as part of Party B's capital contribution to the JVE Company.

     6.3. The timetable of the contribution of Party B:


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
     The contribution of Party B shall be contributed in two years following establishment of the JVE as follows:

     a). Within 90 days from the date of the issuance of the JVE company business license. The sum of U.S.D1000,000.00 (RMB8,800,000.00Yuan) shall be contributed to the JV.
     b). From the date of the forth months to the date of the twelfth months of the issuance of the JVE company business license. The sum of U.S.D500,
          000.00 (RMB4, 400,000.00Yuan) shall be contributed to the JV.

     c). From the date of the thirteenth month to the twenty-forth month of the issuance of the JVE company business license. The sum of U.S.D2, 000,000.00 (RMB16, 000,000.00Yuan) shall be contributed to the JV.

     The total contribution of Party B to the JV is the sum of USD3, 500,000.00 (RMB30, 000,000.00Yuan)

7.   The term of the JVE shall be 15 years

8. The net profit of the JVE, following generally accepted accounting principals in China, and regarding these factors that the interest ratio of Party A and Party B is 30:70, but Party B's contribution shall be contributed in three times and be finished within two years, shall be allocated to Party A and Party B as follows:

     8.1 Parties agree that in the precondition of the Party A's contribution shall be contributed efficiently and quickly as stipulated in this contract and Party B shall contributed in three times within two years, that the ratio of interest of each Party in the JVE and net profit allocation shall be as follow:

          I. Once the first contribution of Party B is contributed, Party A, shall be 60%, and Party B shall be 40%;
          II. Once the second contribution of Party B is contributed, Party A, shall be 47%, and Party B shall be 53%;
          III. Once the third contribution of Party B is contributed, Party A, shall be 30%, and Party B shall be 70%;


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
9.   The purpose and business scope of the JVE shall be as follows:

     The purpose of the JVE is to undertake exploration activities and commercial exploitation and mining. The business scope shall be stipulated in the Business License.

10.  The board of directors and management shall be as follows:

     The board of directors is the final authority of the JVE and shall consist of five directors appointed as follows:

     10.1. Party A shall have the right to appoint two directors and Party B shall have the right to appoint three directors

     10.2. Party B shall have the right to appoint the chairman of the board of directors who shall be one of the five directors.

     10.3. The powers and functions of the board of directors shall be as follows:

          1). Making decisions and policies to carry out the business scope and reach the business goals of the JVE;

          2). Examining and approving the general manager's business plan and budget for exploration activities.

          3). Examining and approving working reports submitted by general manager;

          4). Other issues that are properly brought before the board of directors in compliance with the JVE contract and articles of association.

     10.4. Any decision made by the board of directors shall be documented in director's minutes and filed with the JVE records.

11. The general manager, the vice-general manager and the chief financial officer under the overall supervision of the board of directors shall conduct the day-to-day management of the JVE.

12. The general manager shall be appointed by Party A and the board of directors authorizes the general manage to be in charge of the general and daily management of the JVE.

13. Party B shall appoint the vice-general manager. The vice general manager shall assist the general manager to carry out his responsibilities.

14. The general manager shall submit an annual working report to the board of directors within sixty days after the end of previous fiscal year the report shall include a financial analysis, an income statement, and a balance sheet and such other items as directed by the board of directors.

15.  Party B shall appoint the chief financial officer.

16. The general manager and the vice-general manager shall also be one of the 5 directors.

17.  The management rules shall be a follows:

     17.1. The board of directors and the management shall be bound of the articles of association the JVE.

     17.2. The management rules and policies, in respects of human resource, finance, mining exploration and exploration, and sales of products, shall be established in conjunction with the establishment of the JVE

     17.3. The fiscal and financial procedures and policies shall be established by the board of directors and may be revised only with the approval of the board of directors.

     17.4. The fiscal and financial policies and procedures shall be supervised by the chief financial officer and vice general manager.

     17.5. The financial report, accounts, and records of the JVE shall be audited annually by an accounting institution, which is registered in China and doing an international accounting business. The JVE shall use the US dollar as its accounting unit, and use both Chinese and English language in its account books.

18. Either Party may assign in whole or in part its Interest in the JVE to any affiliate of the party. It is further agreed that either party may assign, transfer or sell, in whole or in part, its Interest in the JVE subject to the consent of the other party, which consent shall not be unreasonably withheld.


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
19. Party A shall not, during the term of the JVE, participate with any party, other then Party B, either directly or indirectly in Exploration activities and mining operations within the Property and Areas of Mutual interest.

20. Party B shall have the exclusive right to transfer or assign in whole or in parts its Interest to third parties which will take part in the Exploration Activities directly or indirectly, within the Property and the Areas of Mutual Interest as shall be determined by Party B in its sole discretion.

21. Both Parties shall be in unanimous agreement before news related to the JVE activities is released to the public provided that, if one Party give notices to the other Party requesting the other Party to approve a news release to the public and the other Party does not indicate it objection to such new release, the Party wishing to issue the news release may do so without further notice to the other Party.

22. The following provisions are to be followed by the JVE Company concerning the mining activities of the JVE Company:

     22.1. The board of directors of the JVE Company shall have the right to decide whether or not to commercial production Commercial Production when the mining deposit of the said cooperative area is clarified. .

     22.2. The board of directors has the right to decide if and when to apply to the Government for a mining license for purpose of commercial exploitation when the mining deposit of the said cooperative area is clarified.

     22.3. The gold and other products of the JVE shall be sold to Bank of China or Shanghai Gold Exchange if permitted by the law of China. If the JVE's Products can be exported, the JVE shall make all efforts to obtain the export license in order to bring the best profit to the JVE.


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
     22.4 Party A shall use it best efforts to obtain all necessary Government approvals and licenses to carry out the activities of the JVE Company.

23. Subsequent to the JVE establishment, and the Parties contribution is contributed as rendered here above, prospecting results requires further investment from the Parties; if Party A and Party B both decide to contribute more capital to the JVE Company they will make the contribution in proportion to their Interest in the JVE, namely 30% and 70% respectively. If Party decides that it will not add further investment, Party A's and Party's B Interest in the JVE Company shall be adjusted pursuant to the following formula:

                                 I = R / S *100%

     I    = the Interest of Party A after dilution;

     R = the actual investment amount from Party A upon the establishment of the JVE company.

     S = the total actual investment amount of both Parties to the JVE company (including registered capital and added capital from both parties).

     The Interest of Party A may be diluted pursuant to the above formula, until to the point that Party A hold no less than a 15% Interest in the JVE company (including the mining stage).

Appendix B


     Exploration and Option agreement terms
     --------------------------------------


1. The Exploration and Option Agreement ("EOA") in accordance with the terms and provisions hereinafter set out shall be effective in the same day of the Contract Approval Date which permitted by the authorized government or relevant government branch.


2. The term of the EOA shall be the same as the Joint Venture Enterprise (the "EOA Term")

3. The representations and warranties set out in the Contract applicable to the Exploration Licenses and Exploration Rights shall be incorporated into the EOA.

4. That during the EOA term, Party A shall maintain the Exploration Licenses as provided for in this Contract.

5. Party B shall have the right to determine, in its sole discretion, which Exploration Licenses and Exploration Areas that it will focus its Exploration Activities (individually called a "Project" and collectively as "Projects") with each Project to be a separate venture with its own accounting, budget, time frame.

      The Parties shall contribute to the Project no less then the minimum sums on Exploration Activities required to maintain the Exploration Licenses in good standing with the applicable Government authorities. The Parties shall also have the right at any time during the Term of the EOA to have the JVE acquire the Project whereupon firstly, the JVE registered capital shall be increased by the amount the Parties contributed to the Project and secondly, the Interest of the Parties in the JVE shall be adjusted in accordance with the dilution formula set out in the JVE Contract.

6. Subject to the provisions of paragraph 6 of this Appendix B, Party B covenants that it will carry out Exploration Activities having a value of not less then the amount stipulated in the relevant law and rules of China during each year of the EOA Term. If Party B carries out Exploration Activities in any year of the EOA Term that has a value in excess of the amount as stipulated rendered above, such surplus shall be carried over to the next year of the EOA Term and be credited against that next years amount to be invested.

7. The value of the funds and the Exploration Activities of both Party A and Party with respect to the Exploration Licenses shall be accounted for each year and recorded in a manner agreed to by the Parties.

8. If Party B commences Exploration Activities concerning an Exploration License, it shall have up to 3 years to conduct its Exploration activities concerning such license

9. The rights set out in the EOA shall apply to all Exploration Licenses related to the Property and the Area of Mutual Interest.

10. Party B shall have the right at anytime during the IOA Term to elect to have an Exploration License transferred to the Joint Venture Enterprise If Party B elects to have an Exploration License transferred to the JV; the interest ratio of parties is the same of as the stipulation in Appendix A of this Contract.


11. If Party B, in its absolute discretion, determines that it would like to obtain exploration rights to some licenses blank part of the Property or the Area of Mutual Interest the JVE shall apply to the applicable Government for such rights. All costs of the application for such exploration rights shall be the responsibility of the JVE. The exploration rights so obtained shall be deemed part of the Exploration Licenses and be subject to the provisions of he EOA.

12. Party B may request, from time to time, during the EOA Term to have illegal mining, stopped in areas where Party B considers illegal mining is interfering with Party B's or JV's Exploration Activities or in areas where Party B considers illegal mining is damaging the potential value of the Property.

13. Party B may also request to have all illegal mining stopped on all of the Property at the time any of the Property's Exploration Licenses are transferred to the JV pursuant to the terms of the EOA.

14. Party A shall be responsible for assisting the Government to stop and restrict illegal mining on the Property.

15. If some objective factors occurred before the JVE set up, and in subsequence Party B want terminate this contract and both Parties agree forfeit the cooperation, these geological data that have been taken in the proceeding of the contract shall be transfer to the Party A without any compensation.

16. Party B have the exclusively priority right to acquire Party A to transfer the potential area licenses which hold by Party A to the JVE once Party B think it's a area worth to take exploration; once the licenses which be valued and appraisal be transfer into the JVE, Party B shall contributed to the JVE in cash pursuant to its interest ratio and the value of the transferred licenses.

Appendix C


     The Copies of Exploration Licenses As Of The Contribution of Party A
     --------------------------------------------------------------------

Appendix D

                        Mutual interest area
                        --------------------

This appendix include the provisions applicable to the Area of Mutual Interest

Clause One. The definition of the Area of Mutual Interest is as set out Article 1 of this Contract.


Clause Two. New Partner(s)

1. Subject to the provisions of paragraph 2 of this section, Party B shall have the right to assign its interest and right in the Area of Mutual Interest mutual interest areas separately to a third party or parties (hereinafter "New Partners") regardless that such third parties are domestic or foreign corporations. The New Partners as the assignees of all or part of Party B's interest shall not have such assignment reflected as a partner of the Joint Venture Enterprise but rather, the New Partners shall only have a direct commercial relation through Party B for an interest in the Joint Venture Enterprise and in the specified project.

2. Party A confirms hereof that the right and interest of the New Partners shall be limited to an interest in the specified interest and right of Party B pursuant to its interest ratio in the Joint Venture Enterprise and in each specified project.

3. Party A confirms Party B shall have the right to bring New Partners to participate in cooperation exploration and development in different potential areas (project).


Clause Three. Enforceability

This appendix is an important part of this Contract and has the same enforceability with the other provisions of this Contract.




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